UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 4, 2006
________________________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, NY 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2006, General Maritime Corporation (the "Company") entered into an agreement with OCM Principal Opportunities Fund, L.P. ("OCM") under which the Company agreed to repurchase 4,176,756 shares of its common stock from OCM in a privately negotiated transaction at $37.00 per share for a total purchase price of $154,539,972. The share repurchase, which is expected to close on January 10, 2006 as to 3,243,243 shares and on January 19, 2006 as to the remaining 933,513 shares, is part of the Company's previously announced share repurchase program. Following the closing of the transaction, based upon 38,477,820 shares outstanding as of January 4, 2006, the Company will have 34,301,064 shares of common stock outstanding. After giving effect to this transaction, the Company will have purchased 4,854,556 shares of its common stock under its share repurchase program. A copy of the Company's press release announcing this agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.  Description

99.1   Press Release dated January 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION

Date: January 4, 2006	By:	/s/ John C. Georgiopoulos
John C. Georgiopoulos
Title: Chief Administrative Officer

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